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                                                                     EXHIBIT 5.1



                                                                 OUR FILE NUMBER
October 8, 2004                                                  151,677-0001

China Finance Online Co. Limited                            WRITER'S DIRECT DIAL
Room 610B, 6/F Ping'an Mansion                                   (852) 2523-8266
No. 23 Financial Street
Xicheng District, Beijing 100032                         WRITER'S E-MAIL ADDRESS
China                                                             phardy@omm.com

Dear Sirs:

            RE:   CHINA FINANCE ONLINE CO. LIMITED (THE "COMPANY")

         We have acted as special Hong Kong legal counsel to the Company in connection with the filing of a registration statement on Form F-1, File No. 333-119166, by the Company with the U.S. Securities and Exchange Commission (the "Commission") for purposes of registering 35,650,000 ordinary shares of the Company, par value HK$0.001 per share (the "Securities"), under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and the prospectus constituting part of such registration statement. The registration statement, as amended, and the prospectus, excluding the documents incorporated in them by reference or their exhibits, are herein referred to as the "Registration Statement" and the "Prospectus", respectively.

         In our capacity as such counsel, and for the purposes of giving this opinion, we have examined and relied upon copies of the Registration Statement and a draft of the Prospectus.

         We have also reviewed and relied upon (1) drafts of the memorandum of association and the articles of association of the Company, (2) copies of resolutions of the board of directors dated June 15, 2000, May 23, 2003 and May 1, 2004, (3) copies of resolutions of the members of the Company dated April 28, 2000, June 15, 2000, May 23, 2003, January 3, 2004 and May 1, 2004, (4) draft resolutions of the board of directors and of the members of the Company proposed to become effective upon consummation of the offering contemplated in the Prospectus, (5) the register of directors of the Company, (6) a draft of the register of members of the Company as will be effective as at consummation of the offering


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China Finance Online Co. Limited, October 8, 2004 - Page 2


contemplated in the Prospectus, and (7) such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below. In addition, we have obtained and relied upon those certificates of public officials we considered appropriate.

         We have assumed (i) the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies; (ii) the accuracy and completeness of all factual representations made in the Prospectus and Registration Statement and other documents reviewed by us, (iii) that the resolutions contained in the Minutes are full and accurate records of resolutions passed at meetings duly convened and held by the directors and shareholders of the Company in accordance with the articles of association of the Company and that such resolutions have not been amended or rescinded and remain in full force and effect; (iv) that there is no provision of the law of any jurisdiction, other than Hong Kong, which would have any implication in relation to the opinions expressed herein;
(v) the validity and binding effect under U.S. federal laws of the Registration Statement and the Prospectus and that the Registration Statement will be duly filed with or declared effective by the Commission; and (vi) that the Prospectus, when published, will be in substantially the same form as that examined by us for purposes of this opinion.

         We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Hong Kong. This opinion is to be governed by and construed in accordance with the laws of Hong Kong and is limited to and is given on the basis of the current law and practice in Hong Kong.

         Subject to certain proposed additional proceedings being taken prior to the issuance and sale of the Securities being offered by the Company, and on the basis of and subject to the foregoing, we are of the opinion that the Securities will be duly authorized by all necessary corporate action on the part of the Company and, upon issuance of, payment for and delivery of the Securities in the manner described in and as contemplated by the Prospectus and the Registration Statement and the execution of certificates representing the Securities in the manner provided in the Company's Articles of Association, the Securities will be validly issued, fully paid and non-assessable (meaning that no further sums are payable to the Company by the person registered as the holder of such Securities solely as the result of its being such a holder).

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Enforcement of Civil Liabilities" and "Legal Matters" in the Prospectus constituting part of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the Rules and Regulations of the Commission thereunder.



                                              Yours faithfully,



                                              /s/ O'Melveny & Myers
                                              ---------------------
                                              O'MELVENY & MYERS